Exhibit 10.1
AMENDMENT TO CHARLES M. HANDY EMPLOYMENT AGREEMENT
THIS AMENDMENT TO THE CHARLES M. HANDY EMPLOYMENT AGREEMENT (the “Amendment”) is entered into this 23rd day of September 2011, by and among Cogdell Spencer Inc., a Maryland corporation (the “REIT”), Cogdell Spencer LP, a Delaware Limited Partnership (the “Operating Partnership”) each with its principal place of business at 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670, and Charles M. Handy, residing at the address set forth on the signature page hereof (the “Executive”).
WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”), on the one hand, and the Executive on the other hand, entered into a certain Amended and Restated Employment Agreement dated December 1, 2008 (the “Employment Agreement”); and
WHEREAS, the parties would like to amend the Employment Agreement;
NOW THEREFORE, in consideration of the foregoing recitations, the mutual covenants hereinafter set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. The Employment Agreement is amended as follows:
Section 1 of the Employment Agreement is deleted in its entirety and restated as follows: “The Company hereby offers to continue to employ the Executive, and the Executive hereby accepts such continued employment, for an initial term (the “Initial Term”) commencing on October 1, 2008 and continuing through December 31, 2011, unless sooner terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to midnight on December 1, 2011 in the Initial Term and prior to midnight on December 1st in any annual renewal term, as applicable (the Initial Term, together with any such extensions of employment hereunder, shall hereinafter be referred to as the “Term”).
2. Remaining Provisions. All other provisions of the Employment Agreement shall remain in full force and effect. In the event there is any conflict between the terms of this Amendment and the Employment Agreement, the provisions contained herein shall control.
3. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original but which together shall constitute one and the same agreement.
4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.
5. Amendment. This Amendment may be modified only by a written agreement signed by the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

COGDELL SPENCER INC.
By:
	Name:	Raymond W. Braun
	Title:	President and Chief Executive Officer

COGDELL SPENCER LP
By:
	Name:	Raymond W. Braun
	Title:	President

CHARLES M. HANDY
By:
	Name:	Charles M. Handy